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                                                                    EXHIBIT 99.1

                      PEOPLES BANCORP OF WINCHESTER, INC.
                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON _______________, 199__

         The undersigned hereby appoints _________________ and ________________, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of Peoples Bancorp of Winchester, Inc. ("Peoples"), Maple & Broadway, Winchester, Kentucky, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the "Special Meeting") to be held at the main office of Peoples Commercial Bank, Maple & Broadway, Winchester, Kentucky, on _______________, 199__ at _____ __.m., and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting and the Proxy Statement/Prospectus relating to the Special Meeting, receipt of which are hereby acknowledged.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSALS.


PROPOSAL ONE:     To vote on the Agreement and Plan of Merger, dated as of
                  August 24, 1998, between Area Bancshares Corporation and
                  Peoples.

                  [ ]  FOR           [ ]  AGAINST             [ ]  ABSTAIN


PROPOSAL TWO:     To vote on terminating the Amended and Restated Stockholder
                  Agreement, dated as of November 21, 1997, among Peoples and its shareholders.

                  [ ]  FOR           [ ]  AGAINST             [ ]  ABSTAIN


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING, INCLUDING ADJOURNING THE SPECIAL MEETING TO PERMIT THE FURTHER SOLICITATION OF PROXIES, IF NECESSARY.


         If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Please mark, date and sign this Proxy, and                             Date:_______________________,199___
return it in the enclosed return-addressed envelope.
No postage is necessary.

                                                                       -----------------------------------
                                                                       Name(s) of Shareholder(s)
IF POSSIBLE, PLEASE RETURN PROXY ON OR
BEFORE _______________, 199__.
                                                                       -----------------------------------
                                                                       Signature(s) of Shareholder(s)
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